 EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

The Board of Directors
BancorpSouth, Inc.:

We consent to incorporation by reference in the registration statements (Nos. 333-28081 and 333-139584) on Form S-4, the registration statements (Nos. 333-84389, 333-84395, 333-88226, 333-115451, 333-133390, 333-153867 and 333-176391) on Form S-8 and the registration statement (No. 333-161213) on Form S-3 of BancorpSouth, Inc. of our reports dated February 27, 2012, with respect to the consolidated balance sheets of BancorpSouth, Inc. and subsidiaries as of December 31, 2011 and 2010, and the related consolidated statements of income, shareholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2011 and the effectiveness of internal control over financial reporting as of December 31, 2011, which reports appear in the December 31, 2011 annual report on Form 10-K of BancorpSouth, Inc.

                        /s/ KPMG LLP

Memphis, Tennessee
February 27, 2012